NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   April 28, 2011

CONMED Corporation Announces First Quarter 2011 Financial Results
-  First Quarter Sales Increase of 4% Driven by 10% Growth in Capital Equipment Revenues  -
-  Operating Margin Expansion Helps Generate First Quarter GAAP and Non-GAAP EPS Increases of 24% and 32%, Respectively  -
- Conference Call to be Held at 10:00 a.m. ET Today  -

Utica, New York, April 28, 2011 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter of 2011.

Sales for the first quarter ended March 31, 2011 were $183.5 million compared to $176.4 million in the same quarter of 2010, an increase of 4.0%.  GAAP diluted earnings per share grew 24.0% to $0.31 compared to $0.25 in the first quarter of 2010.  Non-GAAP diluted earnings per share equaled $0.37 compared to non-GAAP diluted earnings per share of $0.28 in the 2010 first quarter, an increase of over 32%.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

“We delivered solid top-line growth in the first quarter, and significantly exceeded our bottom-line expectations.  With respect to sales, single-use Arthroscopy devices grew 5.8% over the first quarter of 2010, leading the increase in the disposable products category.  Capital equipment products, as a whole, grew a robust 10.0% year-over-year.  In regards to profitability, of particular note are the increases in operating profit and cash flow resulting from our various efficiency programs.  The operating margin percentage increased to 9.4% (10.2% non-GAAP) compared to 7.7% (8.0% non-GAAP) in last year’s first quarter.  Cash flow was also strong, resulting in meaningful growth in cash and reduction of debt amounting to $18.9 million, which was equivalent to 10.3% of the quarter’s revenue,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

International sales in the first quarter of 2011 were $91.4 million, representing 49.8% of total sales.  Foreign currency exchange rate changes compared to rates in effect in the first quarter of 2010 had a negligible impact on sales.

Cash provided by operations totaled $20.7 million, 2.3 times greater than net income, and was primarily used to reduce debt.

CONMED News Release Continued	Page 2 of 9	April 28, 2011

Outlook

Mr. Corasanti added, “We have made consistent measured progress over the last several quarters implementing our strategy for increasing revenues and profitability.  New products are gaining traction and cost efficiency actions have grown the bottom-line.  While some quarter to quarter fluctuations remain possible given today’s ever-evolving business environment, we are clearly trending in the right direction.  With respect to the second quarter of 2011, the Company expects revenues of $180 - $185 million and non-GAAP diluted earnings per share of $0.30- $0.35.  Also, we are reiterating our full year 2011 sales guidance of $745 - $755 million, and our non-GAAP earnings per share guidance of $1.40 - $1.50.”

The non-GAAP estimates exclude the additional non-cash interest expense on the Company’s convertible bonds and restructuring costs expected to be incurred in 2011 related to manufacturing and administrative functions.

The sales and earnings expectations for 2011 are based on the March 2011 currency exchange rates and take into account the currency hedges entered into by the Company.  CONMED estimates that 70% of its currency exposure is hedged for 2011.

Restructuring costs

During the first quarter of 2011, the Company continued the consolidation of certain administrative functions and continued the transfer of additional product lines to its Mexican manufacturing facility.  Expenses associated with these activities, including severance and relocation costs, amounted to $1.4 million.  These charges are included in the GAAP earnings per share set forth above and are excluded from the non-GAAP results.  CONMED expects restructuring charges in 2011 to approximate $3.0 - $4.0 million; these costs are excluded from non-GAAP earnings estimates.

Convertible note interest expense

Beginning January 1, 2010, in accordance with guidance issued by the FASB, the Company is now required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the first quarters of 2011 and 2010, CONMED recorded additional non-cash pre-tax interest charges of $1.1 million in each of those quarters.  These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income, non-GAAP earnings per share and non-GAAP operating margin measure the profitability of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Adjusted Cash Flow Provided by Operating Activities and Cash Flow from Financing Activities are presented to disclose the effect of a change in accounting.  Management uses and presents non-GAAP net income, non-GAAP earnings per share and non-GAAP operating margin because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income, non-GAAP earnings per share and non-GAAP operating margin to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 3 of 9	April 28, 2011

Conference call

The Company will webcast its first quarter 2011 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, April 28, 2011.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through May 6, 2011.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,300 employees distribute its products worldwide from several manufacturing locations.

Forward-Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 9	April 28, 2011

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended March 31, 2010 and 2011
(In thousands except per share amounts)
(unaudited)

	2010	2011

Net sales	$176,365	$183,450

Cost of sales	84,003	86,980
Cost of sales, other - Note A	567	754

Gross profit	91,795	95,716

Selling and administrative	70,552	70,078
Research and development	7,682	7,681
Other expense – Note B	-	694
	78,234	78,453

Income from operations	13,561	17,263

Amortization of debt discount	1,052	1,094

Interest expense	1,749	1,805

Income before income taxes	10,760	14,364

Provision for income taxes	3,441	5,369

Net income	$7,319	$8,995

Per share data:
Net income
Basic	$.25	$.32
Diluted	.25	.31

Weighted average common shares
Basic	29,165	28,261
Diluted	29,409	28,701

Note A –Included in cost of sales, other in the three months ended March 31, 2010 and 2011, are $0.6 million and $0.8 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.

Note B – Included in other expense in the three months ended March 31, 2011 are $0.7 million in severance charges related to the consolidation of administrative functions.

CONMED News Release Continued	Page 5 of 9	April 28, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	March 31,
	2010	2011
Current assets:
Cash and cash equivalents	$12,417	$17,939
Accounts receivable, net	145,350	147,263
Inventories	172,796	171,211
Deferred income taxes	8,476	8,874
Other current assets	11,153	12,730
Total current assets	350,192	358,017

Property, plant and equipment, net	140,895	141,121
Deferred income taxes	2,009	2,333
Goodwill	295,068	294,924
Other intangible assets, net	190,091	188,432
Other assets	7,518	7,576
Total assets	$985,773	$992,403

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$110,433	$111,528
Other current liabilities	69,433	68,977
Total current liabilities	179,866	180,505

Long-term debt	85,182	71,844
Deferred income taxes	106,046	110,651
Other long-term liabilities	28,116	28,359
Total liabilities	399,210	391,359

Shareholders' equity:
Capital accounts	248,404	251,191
Retained earnings	354,020	362,685
Accumulated other comprehensive loss	(15,861)	(12,832)
Total equity	586,563	601,044

Total liabilities and shareholders' equity	$985,773	$992,403

CONMED News Release Continued	Page 6 of 9	April 28, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2010	2011
Cash flows from operating activities:
Net income	$7,319	$8,995
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	10,282	10,340
Stock-based compensation	940	1,026
Deferred income taxes	3,598	4,625
Sale of accounts receivable to (collections for) purchaser	(29,000)	-
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	5,378	90
Inventories	(8,002)	420
Accounts payable	3,836	1,782
Income taxes payable	(620)	333
Accrued compensation and benefits	(3,509)	(7,442)
Other assets	(865)	(1,917)
Other liabilities	(2,289)	2,448
Net cash provided by (used in) operating activities	(12,932)	20,700

Cash flow from investing activities:
Purchases of property, plant and equipment	(3,333)	(4,143)
Payments related to business acquisitions	(5,083)	(72)
Net cash used in investing activities	(8,416)	(4,215)

Cash flow from financing activities:
Payments on debt	(9,337)	(13,337)
Proceeds from secured borrowings, net	33,000	-
Net proceeds from common stock issued under employee plans	267	1,287
Other, net	(2,531)	337
Net cash provided by (used in) financing activities	21,399	(11,713)

Effect of exchange rate change
on cash and cash equivalents	(179)	750

Net increase (decrease) in cash and cash equivalents	(128)	5,522

Cash and cash equivalents at beginning of period	10,098	12,417

Cash and cash equivalents at end of period	$9,970	$17,939

CONMED News Release Continued	Page 7 of 9	April 28, 2011

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
Three Months Ended March 31, 2010 and 2011
(In thousands except per share amounts)
(unaudited)

	2010	2011

Reported net income	$7,319	$8,995

New plant / facility consolidation costs included in cost of sales	567	754

Administrative consolidation costs included in other expense	-	694

Amortization of debt discount	1,052	1,094

Unusual expense before income taxes	1,619	2,542

Provision (benefit) for income taxes on unusual expenses	(593)	(926)

Net income before unusual items	$8,345	$10,611

Per share data:

Reported net income
Basic	$0.25	$0.32
Diluted	0.25	0.31

Net income before unusual items
Basic	$0.29	$0.38
Diluted	0.28	0.37

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 8 of 9	April 28, 2011

CONMED CORPORATION IMPACT TO STATEMENT OF CASH FLOWS RELATED TO ACCOUNTING CHANGE APPLIED PROSPECTIVELY Three Months Ended March 31, 2010 and 2011 (In thousands) (unaudited)

	2010	2011

Reported cash flow from operations	$(12,932)	$20,700

Sale of accounts receivable to (collections for) purchaser
accounting change and termination of facility	29,000	-

Adjusted cash flow from operations	$16,068	$20,700

Reported cash flow from financing activities	$21,399	$(11,713)

Proceeds of secured borrowings, net	(33,000)	-

Adjusted cash flow provided (used) by financing activities	$(11,601)	$(11,713)

CONMED CORPORATION RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES Three Months Ended March 31, 2010 and 2011 (In thousands) (unaudited)

Reported income from operations	$13,561	$17,263

New plant/facility consolidation costs included in cost of sales	567	754

Administrative consolidation costs included in other expense	-	694

Adjusted income from operations	$14,128	$18,711

Operating Margin
Reported (GAAP)	7.7%	9.4%

Adjusted (Non-GAAP)	8.0%	10.2%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods.  Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 9	April 28, 2011

CONMED CORPORATION
First Quarter Sales Summary

	Three Months Ended March 31,

				Constant
				Currency
	2010	2011	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$54.9	$58.1	5.8%	5.9%
Capital	17.3	17.3	0.0%	0.6%
	72.2	75.4	4.4%	4.6%

Powered Surgical Instruments
Single-use	20.2	20.4	1.0%	1.0%
Capital	14.8	17.7	19.6%	19.7%
	35.0	38.1	8.9%	8.9%

Electrosurgery
Single-use	17.1	16.7	-2.3%	-2.4%
Capital	6.0	6.9	15.0%	13.3%
	23.1	23.6	2.2%	1.7%
Endoscopic Technologies
Single-use	11.8	11.9	0.8%	0.0%
Endosurgery
Single-use and reposable	17.1	17.9	4.7%	5.3%
Patient Care
Single-use	17.2	16.6	-3.5%	-2.9%

Total
Single-use and reposable	138.3	141.6	2.4%	2.5%
Capital	38.1	41.9	10.0%	10.0%
	$176.4	$183.5	4.0%	4.1%